                                                                                                                           CINERGY CORP.
                                                                                                            CONSOLIDATING STATEMENT OF CHANGES IN COMMON
                                                                                                                   STOCK EQUITY DECEMBER 31, 2000

                                                                                                                        (dollars in thousands)

                                                                                    Consolidated
                                                                                    The Cincinnati                   Consolidated        Consolidated      Consolidated       Consolidated
                                                        Cinergy        Cinergy      Gas & Electric                   Cinergy Wholesale    Cinergy           Cinergy Global       Cinergy                         Consolidated
                                                         Corp.     Services, Inc.      Company 1/   PSI Energy, Inc.   Energy, Inc.     Investments, Inc 1/ Resources, Inc. 1/ Technologies, Inc. 1/ Eliminations  Cinergy Corp.
                                                     ------------- -------------- ----------------- ---------------- ------------------- ------------------ ------------------- ------------------- ------------- --------------

BALANCE AT DECEMBER 31, 1999                        $2,653,721       $(1,828)        $1,659,165       $1,055,697          $-               $62,835                $23,010              $-              $(2,798,879)   $2,653,721

Comprehensive income
    Net income (loss)                                  399,466             -            266,820          135,398           -                28,924                (13,847)         (1,369)                (415,926)      399,466
    Other comprehensive income (loss)
     Foreign currency translation adjustment             2,074             -                  -                -           -                   102                  1,793               -                   (1,895)        2,074
     Minimum pension liability adjustment               (1,099)       (1,025)               (28)             (47)          -                     1                      -               -                    1,099        (1,099)
     Unrealized gains on grantor and rabbi trust        (2,129)         (265)                 -           (1,864)          -                     1                      -               -                    2,129        (2,129)
                                                     ---------     ---------         ----------       ----------       -----              --------              ---------       ---------              -----------    ----------
Comprehensive income (loss) total                      398,312        (1,290)           266,792          133,487           -                29,027                (12,054)         (1,369)                (414,593)      398,312
Issuance of common stock - net                           1,770             -                  -                -           -                     -                      -               -                        -         1,770
Treasury shares purchased                               (3,969)            -                  -                -           -                     -                      -               -                        -        (3,969)
Treasury shared reissued                                16,264             -                  -                -           -                     -                      -               -                        -        16,264
Dividends on preferred stock                                 -             -               (847)          (3,738)          -                     -                      -               -                    4,585             -
Dividends on common stock                             (285,242)            -           (232,334)         (54,000)          -                     -                      -               -                  286,334      (285,242)
Contribution from parent for reallocation of taxes           -             -              2,894            1,989           -                   587                   (559)              4                   (4,915)            -
Other                                                    8,105             -                160              260           -                   357                      -               -                     (778)        8,105
                                                     ---------     ---------         ----------       ----------       -----              --------              ---------       ---------              -----------   -----------

BALANCE AT DECEMBER 31, 2000                        $2,788,961       $(3,118)        $1,695,830       $1,133,695          $-               $92,806                $10,397         $(1,365)             $(2,928,246)   $2,788,961

1/  See accompanying consolidating statements of changes in common stock equity.
2/  Par values, authorized shares, and outstanding shares are as follows:
                                                     Par Value            Authorized Shares     Outstanding Shares    Issued Shares
                                                     ----------         ----------------------- ----------------- -----------------------
                                                                                                 (in thousands)
                                                                        -----------------------------------------------------------------
                                            Cinergy  $0.01                   600,000                158,968                 44    4/
                                               CG&E  $8.50                   120,000                 89,663                  -
                                                PSI  $0.01 stated value       60,000                 53,914                  -
                                           Services  $0.05                         -    3/                 -    3/           -
                                        Investments  $0.01                         -    3/                 -    3/           -
                                   Global Resources  None                          -    3/                 -    3/           -    3/

3/  Services and Investments each have authority to issue 100 shares of common stock.  At December 31, 2000, Services and Investments had 50 shares and 100 shares, respectively, outstanding.
         Global Resources has authority to issue 500 shares of no par value common.  At December 31, 2000, Global Resources had 100 shares outstanding.
4/  Shares issued during 2000.